EXECUTION COPY
                                  Exhibit 99.3

                                 FIRST AMENDMENT

                                       to

                            STOCK PURCHASE AGREEMENT

     FIRST AMENDMENT dated as of July 30, 2003 (the "Amendment") between STARTECH ENVIRONMENTAL CORPORATION, a Colorado corporation (the "Company") and NORTHSHORE ASSET MANAGEMENT, LLC, a Delaware limited liability company (the "Purchaser"), to the Stock Purchase Agreement (as hereinafter defined). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Stock Purchase Agreement.

     WHEREAS, the Company and the Purchaser are parties to a Stock Purchase Agreement dated as of July 22, 2003, pursuant to which the Company agreed to sell shares of Common Stock to the Purchaser as set forth therein (the "Stock Purchase Agreement"); and

     WHEREAS, the Company and the Purchaser now desire to amend certain provisions of the Stock Purchase Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

     1. Amendment to Section 1(a). The parties hereby agree to amend Section 1(a) of the Stock Purchase Agreement to revise the definition of "Tranche B Shares" such that the term "Tranche B Shares" shall mean a number of shares of Common Stock equal to a quotient, the numerator of which shall be an amount equal to $1,000,000.00 and the denominator of which shall be an amount equal to the average closing price per share of Common Stock for the thirty (30) consecutive trading days immediately preceding the day of the Tranche B Closing less a 25% discount.

     2. Amendment to Section 1(b). The parties hereby agree to amend Section 1(b) of the Stock Purchase Agreement to revise the definition of "Tranche C Shares" such that the term "Tranche C Shares" shall mean a number of shares of Common Stock equal to a quotient, the numerator of which shall be an amount up to $1,000,000.00 and the denominator of which shall be an amount equal to the average closing price per share of Common Stock for the thirty (30) consecutive trading days immediately preceding the day of the Tranche C Closing less a 25% discount.

     3. Amendments to Sections 2(b) and 2(c). The parties hereby agree to amend
Section 2(b) of the Stock Purchase Agreement to change the date of the Tranche B Closing to on or before Wednesday, October 15, 2003. In addition, the parties hereby amend Section 2(c) of the Stock Purchase Agreement to change the date of the Tranche C Closing to on or before Monday, December 15, 2003.

     4. Miscellaneous.

        (a) This Amendment shall become effective on the date when the Company and the Purchaser shall have signed a copy of this Amendment (whether the same or different counterpart) and the Purchaser shall have delivered the same to the Company (including by way of facsimile device).

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        (b) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        (c) This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        (d) This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Stock Purchase Agreement. Except as otherwise provided herein, all terms and conditions of the Stock Purchase Agreement, and all rights and obligations of the Company and the Purchaser thereunder shall remain in full force and effect.

        (e) This Amendment amends the terms of the Stock Purchase Agreement and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Stock Purchase Agreement for any and all purposes. Any reference to the Stock Purchase Agreement, following the execution and delivery of this Amendment, shall be deemed a reference to such Stock Purchase Agreement as hereby amended.

                            [SIGNATURE PAGE FOLLOWS]












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                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                            STARTECH ENVIRONMENTAL CORPORATION


                                            By:  /s/
                                               --------------------------------
                                            Name:     Joseph F. Longo
                                            Title:    Chief Operating Officer



                                            NORTHSHORE ASSET MANAGEMENT, LLC


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:











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